Evolus Reports Fourth Quarter and Full Year 2022 Results
and Provides Business Update
•Q4 2022 Net Revenue Reached an All-Time High of $43.6 Million, Up 26% from Q4 2021
•Full-Year 2022 Net Revenue of $148.6 Million, Up 49% Over 2021
•Reaffirms Full-Year 2023 Net Revenue Guidance of $180 to $190 Million and Positive Non-GAAP Operating Income1 in Q4 2023
NEWPORT BEACH, Calif., Mar. 8, 2023 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the fourth quarter and full year ended December 31, 2022 and provided a business update. The results were consistent with the previously reported preliminary unaudited results announced on January 18, 2023.
“We are pleased to announce our fourth quarter and full year results for 2022 highlighted by strong market share gains in the U.S., the first phase of our expansion into the European market, and disciplined operating expense management,” said David Moatazedi, President and Chief Executive Officer. “For the second year in a row, Jeuveau® was the fastest-growing neurotoxin in the U.S aesthetic market, crossing into a double-digit unit share position. We also completed enrollment in our Phase II “extra-strength” study of Jeuveau®, leading to the presentation earlier this year of very encouraging interim data. That data showed an extra-strength formulation of Jeuveau® demonstrated effects lasting 26 weeks representing prolonged 6-month performance compared to 21 weeks in the control arms.”
Moatazedi continued, “Aesthetic neurotoxin market conditions in the U.S. remain strong and demand continues to grow. In 2023, we expect to grow at least twice as fast as the U.S. aesthetic neurotoxin market and are reaffirming our net revenue guidance of $180 million to $190 million. This aligns to our guidance of total revenue of $500 million by 2028, a 22% compound annual growth rate. We remain committed to reaching positive non-GAAP operating income by the fourth quarter of 2023 without the need for any additional capital to fund our current operations.”
Fourth Quarter 2022 Highlights and Recent Developments
•The company’s lead sales and marketing metrics demonstrated continued strong momentum during the fourth quarter.
•Evolus added more than 700 new customer accounts in the quarter and more than 2,500 during 2022, bringing the total number of customers purchasing since launch to more than 9,500. The reorder rate among customers remains above 70%.2
•Aided by the ‘Switch Your Tox’ promotional campaign launched in the third quarter, enrollment in the Evolus Rewards consumer loyalty program grew by more than 75% in 2022 to end the year above a half million members.3 For the fourth quarter, total redemptions in Evolus Rewards grew to more than 125,000 consumers with equal representation of new and existing users returning for repeat treatments, demonstrating strong loyalty to Jeuveau®.

•As reported in January 2023, the company presented interim Phase II data from its “extra-strength” 40U Jeuveau® clinical study, which demonstrated effects lasting 26 weeks or 6 months across three metrics, including the time it takes for patients to return to their baseline Glabellar Line Scale (GLS) score after their treatment, time back to baseline for patients with a response of none or mild on the GLS, and the duration of effect of at least a one-point GLS improvement. Results also indicated a favorable safety profile with 88% of all adverse events reported as mild and no serious adverse events. In the two active controls, the 20U Jeuveau® arm lasted 151 days or 21.6 weeks and 20U of Botox® lasted 148 days or 21.1 weeks, which is in line with previous studies.
•Evolus continued to broaden its international presence beyond Canada with the recently announced launch of Nuceiva® in Germany and Austria on the heels of the product’s introduction in Great Britain in September 2022. The company expects to enter additional European countries in 2023 and is also actively planning for a launch in Australia, where it recently received marketing approval.
Fourth Quarter 2022 Financial Results
•Total net revenues for the fourth quarter of 2022 increased 26% to $43.6 million from $34.7 million in the fourth quarter of 2021 driven primarily by higher volumes of Jeuveau® and a modestly higher average selling price. Net revenues for the fourth quarter of 2022 grew 29% compared to net revenues in the third quarter of 2022.
•Gross profit margin and adjusted gross profit margin were 67.7% and 69.4%, respectively, both of which reflect a new lower royalty rate effective September 2022 concurrent with terms of the 2021 legal settlement. Adjusted gross profit margin, which excludes amortization of intangible assets, was in line with company guidance.
•Operating expenses for the fourth quarter of 2022 were $54.3 million compared to $51.8 million in the third quarter of 2022.
•Non-GAAP operating expenses for the fourth quarter of 2022 were $35.7 million compared to $33.7 million in the third quarter of 2022. The increase was related primarily to greater commercial activities supporting the company's revenue growth. Non-GAAP operating expenses exclude product cost of sales, stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Loss from operations was $10.6 million in the fourth quarter of 2022 compared to $17.9 million in the third quarter of 2022. Non-GAAP loss from operations in the fourth quarter of 2022 was $5.4 million compared to $13.3 million in the third quarter of 2022. Non-GAAP loss from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Cash and cash equivalents at December 31, 2022 were $53.9 million, compared to $65.6 million at September 30, 2022. For the fourth quarter of 2022, net cash used for operating activities was $8.8 million, which was nearly 50% lower than the amount of cash used in the third quarter of 2022, demonstrating the company's continued commitment to carefully managing operating expenses and keeping it on the path to achieving non-GAAP operating profitability in the fourth quarter of 2023. Evolus continues to expect that its existing cash balance will fund current operations until it achieves cash flow breakeven, eliminating the need for additional capital.
Full-Year 2022 Financial Results
•Total net revenues for 2022 increased 49% to $148.6 million, reaching the top end of the company's guidance of $143 million to $150 million introduced in January 2022, reflecting continued consumer demand and market share gains. Total net revenues for fiscal year 2021 were $99.7 million.
•Gross profit margin and adjusted gross profit margin were 60.4% and 62.4%, respectively, both of which were impacted by the higher settlement royalty rates in effect until September 2022. Adjusted gross profit margin, which excluded amortization of intangibles, exceeded company guidance of 58% to 61%.

•Operating expenses were $213.9 million in 2022 compared to $144.1 million in 2021. Non-GAAP operating expenses were $135.7 million in 2022 and in line with company guidance. Non-GAAP operating expenses for 2021 were $104.6 million. Non-GAAP operating expenses exclude product cost of sales, settlement payments and expenses, stock-based compensation expense, revaluation of the contingent royalty obligation, depreciation and amortization, and IPR&D expense.
•Loss from operations was $65.3 million for 2022 compared to $44.4 million in 2021. Non-GAAP loss from operations in 2022 decreased by 11% to $43.0 million from $48.4 million in 2021 driven by strong sales growth and partially offset by investments to support the company's international expansion. Non-GAAP loss from operations excludes settlement payments and expenses, stock-based compensation expense, revaluation of the contingent royalty obligation expense, depreciation and amortization, and IPR&D expense.
Outlook
•Evolus continues to expect total net revenues for full year 2023 to be between $180 million and $190 million, representing year-over-year growth of 21% to 28% and more than double the estimated growth rate of the aesthetic neurotoxin market. The company also assumes a return to historical seasonal revenue patterns.
•The company expects its adjusted gross profit margin1 for the full year 2023 to be between 68% and 71% reflecting the new lower settlement royalty rate that became effective in September 2022.
•The company continues to expect full-year non-GAAP operating expenses1 to be between $145 million and $150 million.
•Evolus expects non-GAAP operating income1 to be positive in the fourth quarter of 2023 and continues to project its existing cash balance will fund current operations, eliminating the need for additional capital.
•The company projects its total net revenue1 can reach $500 million by 2028, a 22% compound annual growth rate. This revenue projection excludes expansion of the label for Jeuveau® and Nuceiva® or portfolio additions.
Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.
Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13736592. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.
About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to the company’s financial outlook for 2022, expectations regarding the company’s cash position and expectations regarding share growth, market conditions, international product launches and our ongoing clinical trial.
The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, the continued impact of COVID-19 or other outbreaks of contagious diseases on our business, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the Securities and Exchange Commission on November 8, 2022. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset and, as applicable, the one-time settlement payment from Daewoong. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP loss from operations exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) in-process research and development, (iii) one-time settlement payment from Daewoong, (iv) the revaluation of contingent royalty obligations, (v) stock-based compensation expense, and (vi) depreciation and amortization. Beginning in the fourth quarter of 2021, Evolus began excluding product cost of sales from its presentation of non-GAAP operating expenses; prior period amounts have been revised to conform to the current presentation. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the settlement payment from Daewoong, and the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations presented herein to gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin, non-GAAP operating expenses, and non-GAAP operating income for full year 2023. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin, non-GAAP operating expenses, or non-GAAP operating income because a reconciliation of such measures to GAAP gross profit margin, and GAAP operating expenses, and GAAP operating income (loss), respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
BOTOX® is a registered trademark of Allergan, Inc.

1 Within this press release, “profitability” is defined as achieving positive non-GAAP operating income. This press release includes references to adjusted gross profit margin, non-GAAP operating income and non-GAAP operating expenses. “Adjusted gross profit margin” is defined as adjusted gross profit as a percentage of total net revenues. “Non-GAAP operating income” excludes the revaluation of contingent royalty obligations, stock-based compensation expense, and depreciation and amortization. “Non-GAAP operating expenses” are operating expenses excluding product cost of sales, revaluation of contingent royalty obligations, stock-based compensation expense, and depreciation and amortization. Management believes that non-GAAP operating expenses are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of non-GAAP operating income and non-GAAP operating expenses have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered superior to and are not intended to be considered in isolation or as a substitute for GAAP financial measures. Due to the forward-looking nature of the outlook disclosed in this press release, no reconciliation of such non-GAAP measures to the comparable GAAP financial measures is available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures, that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on the company’s GAAP financial results.
2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through December 31, 2022.
3 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through December 31, 2022.

Investor Contact:
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

Media Contact:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Product revenue, net	$42,988	$34,657	$146,592	$98,971
Service revenue	658	—	2,024	702
Total net revenues	43,646	34,657	148,616	99,673

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	13,370	15,834	55,887	43,534
Settlement payment from Daewoong	—	—	—	(25,500)
Selling, general and administrative	36,729	33,279	141,840	112,068
Research and development	1,348	423	4,742	2,064
In-process research and development	—	—	2,000	—
Revaluation of contingent royalty obligation payable to Evolus Founders	1,809	2,241	5,755	6,290
Depreciation and amortization	1,027	920	3,722	5,622
Total operating expenses	54,283	52,697	213,946	144,078
Loss from operations	(10,637)	(18,040)	(65,330)	(44,405)
Other income (expense):
Interest income	77	—	119	1
Interest expense	(2,631)	(140)	(9,097)	(1,396)
Loss from extinguishment of debts, net	—	—	—	(968)
Other income (expense), net	84	—	(9)	—
Loss before income taxes:	(13,107)	(18,180)	(74,317)	(46,768)
Income tax (benefit) expense	57	(3)	95	42
Net loss	$(13,164)	$(18,177)	$(74,412)	$(46,810)
Other comprehensive loss:
Unrealized gain (loss), net of tax	31	—	(337)	—
Comprehensive loss	$(13,133)	$(18,177)	$(74,749)	$(46,810)
Net loss per share, basic and diluted	$(0.23)	$(0.33)	$(1.33)	$(0.94)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	56,266	55,574	56,065	49,773

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(in thousands)

	December 31, 2022	December 31, 2021
Cash and cash equivalents	$53,922	$146,256
Accounts receivable, net	22,448	14,657
Inventories	18,852	1,762
Prepaid expenses and other current assets	5,580	16,124
Total current assets	100,802	178,799
Noncurrent assets	77,181	78,684
Total assets	$177,983	$257,483
Accounts payable and accrued expenses	$33,729	$36,084
Accrued litigation settlement	5,000	15,000
Other current liabilities	7,780	6,579
Total current liabilities	46,509	57,663
Accrued litigation settlement	—	5,000
Term loan, net of discount and issuance costs	71,879	71,222
Other noncurrent liabilities	41,096	41,722
Total liabilities	$159,484	$175,607
Total stockholders’ equity	$18,499	$81,876

Evolus, Inc.
Summary of Consolidated Cash Flows
(in thousands)

	Year Ended December 31,				Three Months Ended December 31,	Three Months Ended September 30,
	2022		2021		2022	2022
Net cash (used in) provided by:
Operating activities	$(84,912)	*	$(33,388)	*	$(8,774)	$(17,051)
Investing activities	(2,939)		4,030		(1,391)	(899)
Financing activities	(4,146)		73,052		(1,516)	(759)
Effect of exchange rates on cash	(337)		—		31	(203)
Change in cash and cash equivalents	(92,334)		43,694		(11,650)	(18,912)
Cash and cash equivalents, beginning of period	146,256		102,562		65,572	84,484
Cash and cash equivalents, end of period	$53,922		$146,256		$53,922	$65,572

*includes a settlement payment of $15.0 million to Allergan/Medytox.

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2022	2021	2022	2021	2022
Total net revenues	$43,646	$34,657	$148,616	$99,673	$33,899
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	13,370	15,834	55,887	43,534	13,490
Settlement payment from Daewoong	—	—	—	(25,500)	—
Amortization of distribution right intangible asset	739	739	2,955	2,939	739
Total cost of sales	14,109	16,573	58,842	20,973	14,229
Gross profit	29,537	18,084	89,774	78,700	19,670
Gross profit margin	67.7%	52.2%	60.4%	79.0%	58.0%
Add: Settlement payment from Daewoong	—	—	—	(25,500)	—
Add: Amortization of distribution right intangible asset	739	739	2,955	2,939	739
Adjusted gross profit	$30,276	$18,823	$92,729	$56,139	$20,409
Adjusted gross profit margin	69.4%	54.3%	62.4%	56.3%	60.2%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2022	2021	2022	2021	2022
GAAP operating expenses	$54,283	$52,697	$213,946	$144,078	$51,796
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	13,370	15,834	55,887	43,534	13,490
Settlement payment from Daewoong	—	—	—	(25,500)	—
In-process research and development	—	—	2,000	—	—
Revaluation of contingent royalty obligation payable	1,809	2,241	5,755	6,290	1,216
Stock-based compensation
Included in selling, general and administrative	2,329	2,588	10,565	9,372	2,398
Included in research and development	83	61	268	204	85
Depreciation and amortization	1,027	920	3,722	5,622	920
Non-GAAP operating expenses	$35,665	$31,053	$135,749	$104,556	$33,687

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP (Loss) from Operations
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2022	2021	2022	2021	2022
GAAP (loss) from operations	$(10,637)	$(18,040)	$(65,330)	$(44,405)	$(17,897)
Adjustments:
Settlement payment from Daewoong	—	—	—	(25,500)	—
Revaluation of contingent royalty obligation payable	1,809	2,241	5,755	6,290	1,216
In-process research and development	—	—	2,000	—	—
Stock-based compensation
Included in selling, general and administrative	2,329	2,588	10,565	9,372	2,398
Included in research and development	83	61	268	204	85
Depreciation and amortization	1,027	920	3,722	5,622	920
Non-GAAP (loss) from operations	$(5,389)	$(12,230)	$(43,020)	$(48,417)	$(13,278)